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EXHIBIT (h)(6)

                                  AMENDMENT TO
                            FUND ACCOUNTING AGREEMENT

         THIS AMENDMENT is made as of July 21, 2006, between American Performance Funds (the "Trust"), and BISYS Fund Services Ohio, Inc. ("BISYS"), to that certain Fund Accounting Agreement dated July 1, 2004 (as amended, the "Agreement").

         WHEREAS, the parties entered into the Agreement, pursuant to which BISYS provides certain fund accounting services for the underlying portfolios (the "Funds") of the Trust; and

         WHEREAS, the Trust desires that BISYS provide services with respect to Form N-Q, and BISYS is willing to provide such services on the terms set forth below.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:

         1.   FORM N-Q SERVICES AND FEES

         (a) The Agreement is hereby amended by the addition of the following under Section 1 (d) (ii):

                  "(I) Prepare, review, and file holdings reports on Form N-Q as required at the end of the first and third fiscal quarters of each year."

         (b) Schedule B of the Agreement is hereby amended by the addition of the following:

                  "Fee for Form N-Q services:   $3,000 per Fund per filing"

         2.  EFFECTIVE DATE

         The effective date of this Amendment is November 30, 2004 (the "Effective Date"); provided, however, that Form N-Q services for the fiscal quarter ending November 30, 2004 will be provided at no charge.

         3.   MISCELLANEOUS

         (a) The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered this Amendment, including any conflicting provisions of the Agreement.

         (b) Section headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

         (c) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.


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         (d) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

         (e) Except as provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.

         (f) The terms of this Amendment shall be in addition to the terms of the Agreement; provided, however, that in the event of a conflict between the terms of this Amendment and the terms of the Agreement, this Amendment shall control.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                     AMERICAN PERFORMANCE FUNDS


                                     By: /s/ Jennifer J. Hankins
                                         ----------------------------------
                                     Name: Jennifer J. Hankins
                                     Title: President


                                     BISYS FUND SERVICES OHIO, INC.


                                     By:  /s/ Fred Naddaff
                                          ---------------------------------
                                     Name: Fred Naddaff
                                     Title:   President